UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2005

BROOKS AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-25434	04-3040660

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 ELIZABETH DRIVE, CHELMSFORD, MA	01824

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 262-2400.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger, dated as of July 11, 2005
Ex-99.1 Press Release dated July 11, 2005

Item 1.01. Entry into Material Definitive Agreement.

Agreement and Plan of Merger

     On July 11, 2005, Brooks Automation, Inc. (“Brooks”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Helix Technology Corporation (“Helix”), a Delaware corporation and Mt. Hood Corporation (“Mt. Hood”), a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Brooks. Under the terms of the Merger Agreement, Mt. Hood will be merged (the “Merger”) with and into Helix, with Helix continuing as the surviving corporation. Each share of Helix common stock, par value $1.00 per share, other than shares held by Helix as treasury stock and shares held by Brooks and Mt. Hood, will be cancelled and extinguished and automatically converted into the right to receive 1.11 (“Exchange Ratio”) shares of Brooks common stock, par value $.01 per share. In addition, upon completion of the Merger, Brooks will assume all options then outstanding under Helix’s existing equity incentive plans, each of which will be exercisable for a number of shares of Brooks common stock (and at an exercise price) adjusted to reflect the Exchange Ratio.

     Completion of the Merger is subject to several conditions, including approval of the transaction by the stockholders of Helix and Brooks, effectiveness of the Form S-4 registration statement to be filed with the Securities and Exchange Commission, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and clearance under any applicable foreign antitrust laws, and other customary closing conditions. The transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The companies expect to close the transaction during the fourth calendar quarter of 2005.

     The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Brooks or Helix or any of their respective subsidiaries.

     The foregoing summary of the proposed transaction and the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement and the joint press release, dated July 11, 2001, issued by Brooks and Helix, attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment to Rights Agreement

     On July 8, 2005, the Rights Agreement, dated as of July 23, 1997, between Brooks and BankBoston, N.A., as first amended on October 23, 2001 (by Equiserve Trust Company, N.A., a successor to BankBoston, N.A) and as further amended on May 20, 2002 (the “Rights Agreement”), was further amended to render the Rights inapplicable to either (i) the execution and delivery of the Merger Agreement, (or any amendment thereto approved by the Board of Directors of Brooks) or (ii) the consummation of transactions contemplated thereby, including the Merger, unless in the case of clause (ii), upon consummation of the Merger, any Person, together with its Affiliates and Associates shall be the Beneficial Owner of 15% or more of the Common Shares of Brooks.

Forward-Looking Statements

     This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Brooks and risks related to Brook’s business are detailed in Brook’s most recent annual report on Form 10-K for the fiscal year ended September 30, 2004, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Brooks does not undertake an obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 11, 2005, by and among Brooks Automation, Inc., Mt. Hood Corporation, and Helix Technology Corporation.

Exhibit 4.1	Amendment No. 3 to the Rights Agreement, dated as of July 8, 2005, between Brooks Automation, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 5 to Brooks’ Form 8-A/A, filed July 11, 2005).

Exhibit 99.1	Press Release dated July 11, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

July 11, 2005	By:	/s/ Robert W. Woodbury, Jr.

Robert W. Woodbury, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 11, 2005, by and among Brooks Automation, Inc., Mt. Hood Corporation and Helix Technology Corporation.

4.1	Amendment No. 3 to the Rights Agreement, dated as of July 8, 2005, between Brooks Automation, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 5 to Brooks’ Form 8-A/A, filed July 11, 2005).

99.1	Press Release dated July 11, 2005.